Exhibit 99
Burger King Holdings, Inc. Reports Second Quarter Results
MIAMI – August 11, 2011 – Burger King Holdings, Inc. today reported 2011 second quarter adjusted EBITDA of $150.6 million compared to $117.1 million in the same quarter of 2010, a 29% improvement primarily driven by cost savings following a global restructuring and from the company’s previously disclosed zero-based budgeting (ZBB) program. The company posted an improvement in global company restaurant margin of 140 basis points (bps) and increased international restaurant count by 56 net new restaurants in the second quarter. Comparable sales grew by 6.8% in Latin America and 2.2% in Europe, Middle East, Africa and Asia Pacific (EMEA/APAC) and declined by 5.3% in the U.S. and Canada compared to the same period last year. Softness in the U.S. and Canada led to system-wide comparable sales of negative 2.2%. Adjusted net income was $50.3 million for the quarter compared to $48.2 million in the same period last year.
The company had net income of $42.8 million for the quarter compared to net income of $49.0 million for the same period in the prior year, primarily due to a significant increase in interest expense as a result of debt incurred in connection with the sale of the company to an affiliate of 3G Capital in October 2010 and $12.0 million in transaction costs, global restructuring costs and related professional fees.
“This quarter, we achieved our highest adjusted EBITDA margin in over a decade,” said Daniel Schwartz, chief financial officer. “We continued to experience robust growth in adjusted EBITDA and adjusted EBITDA margin primarily due to the benefits derived from our global restructuring and zero-based budgeting program. We also continued to generate strong and stable cash flow and our balance sheet reflects the highest cash balance in five years. Going forward, our focus remains on growing our comparable sales, improving our company restaurant margin and expanding our global footprint through franchisee development.”
The company reported revenues of $596.2 million for the second quarter of 2011, down 4% from the same quarter last year, due to refranchising activity over the past 12 months and negative comparable sales growth. Company restaurant margin improved by 140 bps, as the benefits from improved labor margins, a shift in product mix away from lower-margin value menu items and selective price increases outweighed increased commodity costs and the deleveraging effect of negative comparable sales growth on fixed costs in the U.S.
Second quarter general and administrative (G&A) expenses before non-cash and other items decreased by 29% or $25.6 million compared to the prior year. These expense reductions are directly attributable to the benefits derived from the company’s global restructuring efforts and the implementation of the ZBB program and are consistent with the company’s expectations that overall G&A expenses will decrease on an annual run rate basis by approximately $85 million to $110 million. Total selling, general and administrative expenses for the second quarter decreased by 12% or $15.1 million compared to the same period in the prior year.
As of June 30, 2011 the company’s total net debt to adjusted EBITDA ratio was 5.1x for the trailing twelve month period, an improvement over the total net debt to adjusted EBITDA ratio of 5.6x as of December 31, 2010.
Internationally, the company’s growth strategy remains focused on continuing to grow comparable sales and net restaurants. During the second quarter, the company agreed to enter into a master franchise agreement in Brazil and expects to significantly accelerate the pace of future net restaurant growth in that country. Comparable sales growth also improved in Latin America and EMEA/APAC in the second quarter compared to the same period last year.

Looking ahead, the company believes its improved operating cost structure and delivering on its four priorities for North America — marketing communications, menu, operations and image – will position it to enhance the performance of the company and its franchisees.
Investor Conference Call
The company will host an investor conference call and webcast on Thursday, August 11, 2011 at 4:00 p.m. EDT to review second quarter 2011 financial results. During the call, Chief Financial Officer Daniel Schwartz, Executive Vice President and Chief Brand and Operations Officer Jonathan Fitzpatrick, and Controller and Chief Accounting Officer Jackie Friesner will discuss the company’s results for the second quarter of 2011.
The earnings call will be broadcast live via the company’s investor relations website at http://investor.bk.com and will be available for replay for 30 days. All persons interested in actively participating during the Q&A portion of the earnings call will need to contact Jackie Friesner at the phone number or e-mail address listed below by 3:00 p.m. EDT on Thursday, August 11, 2011.
About Burger King Holdings, Inc.
Founded in 1954, BURGER KING® is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates more than 12,300 locations serving over 11 million guests daily in 78 countries and territories worldwide. Approximately 90 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. In October 2010, Burger King Corp. was purchased by 3G Capital, a multi-billion dollar, global investment firm focused on long-term value creation, with a particular emphasis on maximizing the potential of brands and businesses. For more information on 3G Capital, please go to http://3gcapital.com/. To learn more about Burger King Corp., please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.
Source: Burger King Holdings, Inc.
Contacts:
BKC Communications
Michelle Miguelez, Director, Global Communications
305-378-7277
mediainquiries@whopper.com
BKC Investor Relations
Jackie Friesner, Controller and Chief Accounting Officer
305-378-7696
investor@whopper.com

Forward-Looking Statements
This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations and beliefs regarding our ability to grow our comparable sales, improve our company restaurant margins and expand our global footprint through franchisee development; our expectation that overall G&A expenses will decrease on an annual run rate basis by approximately $85 million to $110 million; our expectations and beliefs regarding our ability to significantly accelerate the pace of future net restaurant growth in Brazil; our expectations and beliefs regarding our ability to improve our operating cost structure and deliver on our four priorities for North America of marketing communications, menu, operations, and image to enhance the performance of the company and its franchisees. The factors that could cause actual results to differ materially from our expectations are detailed in the company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, including the following: risks related to our ability to successfully implement our domestic and international growth strategy and risks related to our international operations; risks related to our ability to realize anticipated costs savings and efficiencies, including those arising from our recent staff reductions and cost reduction plans, and our ability to successfully implement our business strategy with reduced personnel; risks related to our ability and the ability of our franchisees to manage costs increases; and risks related to the effectiveness of our marketing and advertising programs.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Successor	Predecessor
	Three Months Ended
	June 30,		Increase/(Decrease)
	2011	2010	$	%
	(In millions, except %’s)
Revenues:
Company restaurant revenues	$419.0	$454.1	$(35.1)	(8)%
Franchise revenues	148.8	140.3	8.5	6%
Property revenues	28.4	28.6	(0.2)	(1)%

Total revenues	596.2	623.0	(26.8)	(4)%
Company restaurant expenses:
Food, paper and product costs	135.4	147.2	(11.8)	(8)%
Payroll and employee benefits	122.2	139.3	(17.1)	(12)%
Occupancy and other operating costs	110.8	119.2	(8.4)	(7)%

Total company restaurant expenses	368.4	405.7	(37.3)	(9)%
Selling, general and administrative expenses	106.0	121.1	(15.1)	(12)%
Property expenses	17.7	14.7	3.0	20%
Other operating (income) expense, net	0.3	(1.3)	1.6	NM

Total operating costs and expenses	492.4	540.2	(47.8)	(9)%

Income from operations	103.8	82.8	21.0	25%

Interest expense	47.7	12.2	35.5	291%
Interest income	(0.4)	(0.2)	(0.2)	100%

Total interest expense, net	47.3	12.0	35.3	294%

Income before income taxes	56.5	70.8	(14.3)	(20)%
Income tax expense	13.7	21.8	(8.1)	(37)%

Net income	$42.8	$49.0	$(6.2)	(13)%

NM – not meaningful

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Successor	Predecessor
	Six Months Ended
	June 30,		Increase/(Decrease)
	2011	2010	$	%
	(In millions, except %’s)
Revenues:
Company restaurant revenues	$811.6	$893.3	$(81.7)	(9)%
Franchise revenues	281.0	270.2	10.8	4%
Property revenues	56.7	56.4	0.3	(2)%

Total revenues	1,149.3	1,219.9	(70.6)	(6)%
Company restaurant expenses:
Food, paper and product costs	262.4	285.2	(22.8)	(8)%
Payroll and employee benefits	242.2	277.5	(35.3)	(13)%
Occupancy and other operating costs	219.5	232.5	(13.0)	(6)%

Total company restaurant expenses	724.1	795.2	(71.1)	(9)%
Selling, general and administrative expenses	212.2	238.9	(26.7)	(11)%
Property expenses	35.9	29.9	6.0	20%
Other operating (income) expense, net	5.3	(5.8)	11.1	NM

Total operating costs and expenses	977.5	1,058.2	(80.7)	(8)%

Income from operations	171.8	161.7	10.1	6%

Interest expense	99.4	24.4	75.0	307%
Interest income	(1.6)	(0.5)	(1.1)	220%

Total interest expense, net	97.8	23.9	73.9	309%
Loss on early extinguishment of debt	19.6	—	19.6	NM

Income before income taxes	54.4	137.8	(83.4)	(61)%
Income tax expense	14.4	47.8	(33.4)	(70)%

Net income	$40.0	$90.0	$(50.0)	(56)%

NM – not meaningful
As previously reported, on the merger date of October 19, 2010, the Company was acquired by an affiliate of 3G Capital in a transaction accounted for as a business combination using the acquisition method of accounting. During the quarter ended June 30, 2011, the company adjusted its preliminary estimate of the fair value of net assets acquired. All purchase price allocations have been reflected on a retrospective basis as of the merger date. As of June 30, 2011, the purchase price allocation remains preliminary and is subject to change. Subsequent changes to the purchase price allocation will be adjusted retrospectively.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Key Business Measures
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In constant currencies,		(In constant currencies,
	except ARS)		except ARS)
Company Comparable Sales Growth:
U.S. and Canada	(3.7)%	(1.3)%	(4.8)%	(2.6)%
EMEA/APAC	5.3%	(2.2)%	5.0%	(3.1)%
Latin America	4.6%	(0.3)%	0.3%	(2.7)%
Total Company Comparable Sales Growth	(1.6)%	(1.5)%	(2.6)%	(2.7)%
Franchise Comparable Sales Growth:
U.S. and Canada	(5.5)%	(1.6)%	(5.8)%	(3.9)%
EMEA/APAC	1.9%	0.5%	1.7%	1.1%
Latin America	6.9%	4.2%	5.7%	1.4%
Total Franchise Comparable Sales Growth	(2.2)%	(0.5)%	(2.5)%	(2.1)%
Comparable Sales Growth:
U.S. and Canada	(5.3)%	(1.5)%	(5.6)%	(3.7)%
EMEA/APAC	2.2%	0.2%	1.9%	0.6%
Latin America	6.8%	3.9%	5.4%	1.2%
Total System-wide Comparable Sales Growth	(2.2)%	(0.7)%	(2.5)%	(2.1)%

Sales Growth:
U.S. and Canada	(5.5)%	(0.7)%	(5.3)%	(3.1)%
EMEA/APAC	8.9%	14.5%	8.4%	17.3%
Latin America	16.6%	15.6%	16.2%	15.0%
Total System-wide Sales Growth	0.4%	4.8%	0.5%	3.9%

Worldwide Average Restaurant Sales (ARS) (In thousands) (1)	$315	$309	$608	$603

(1)	The worldwide-average restaurant sales shown above includes the favorable impact of currency exchange rates of $10,000 for both the three and six months ended June 30, 2011.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Restaurant Count
(Unaudited)

	Successor	Predecessor
	As of June 30,
			Increase /
	2011	2010	(Decrease)
Restaurant Count Data:
Number of Company restaurants:
U.S. and Canada	978	987	(9)
EMEA/APAC	255	303	(48)
Latin America	97	97	—

Total Company restaurants	1,330	1,387	(57)
Number of franchise restaurants:
U.S. and Canada	6,550	6,562	(12)
EMEA/APAC	3,388	3,184	204
Latin America	1,068	1,041	27

Total franchise restaurants	11,006	10,787	219

Total system-wide restaurants	12,336	12,174	162

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

	Successor		Predecessor
	Three Months Ended June 30,
	2011		2010
Adjusted EBITDA (In millions)	$150.6		$117.1

	Successor		Predecessor
	Six Months Ended June 30,
	2011		2010
Adjusted EBITDA (In millions)	$271.6		$223.3

	Twelve Months Ended
	June 30, 2011		June 30, 2010
Adjusted EBITDA (In millions)	$501.9		$453.5

	As of		As of
	June 30,		December 31,
	2011		2010
	(In millions, except ratios)
Total cash	$282.2		$207.0
Total debt(1)	$2,820.1		$2,748.6
Total net debt(2)	$2,537.9		$2,541.6
Total net debt / TTM Adjusted EBITDA	5.1	x	5.6	x

(1)	Total debt includes current and long term debt and current and long term capital leases.

(2)	Total net debt is debt minus cash and cash equivalents.
To supplement the company’s condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (GAAP) basis, the company provides certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, adjusted net income; adjusted income tax expense, net debt, net debt to Adjusted EBITDA ratio and general and administrative expenses before non-cash and other items.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)
EBITDA is defined as earnings (net income or loss) before interest, taxes, depreciation and amortization, and is used by management to measure operating performance of the business. Adjusted EBITDA represents EBITDA as further adjusted to exclude specifically identified items that management believes do not directly reflect our core operations. Adjusted EBITDA is a tool intended to assist our management in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations. We also believe that EBITDA and Adjusted EBITDA improve the comparability of Predecessor and Successor results of operations because the application of acquisition accounting resulted in non-comparable depreciation and amortization for Predecessor and Successor periods.
EBITDA and Adjusted EBITDA are also used as part of our incentive compensation program for our executive officers and others and are factors in our tangible and intangible asset impairment tests. EBITDA and Adjusted EBITDA are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles in the U.S., or U.S. GAAP.
We also believe EBITDA and Adjusted EBITDA are useful to investors, analysts and other external users of our consolidated financial statements because they are widely used by investors to measure operating performance without regard to items such as income taxes, net interest expense, depreciation and amortization, non-cash stock compensation expense and other infrequent or unusual items, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired.
Because of their limitations, neither EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. Moreover, our presentation of Adjusted EBITDA is different than Adjusted EBITDA as defined in our debt agreements.
Adjusted net income measures earnings from ongoing operations excluding the impact of unusual items. This measure is used by management to evaluate and forecast earnings from ongoing operations excluding the impact of unusual items. Net debt to Adjusted EBITDA ratio is used by management to evaluate and forecast the company’s business performance. Further, management believes that these non-GAAP measures provide both management and investors with a more complete understanding of operating results, capital structure and trends and an enhanced overall understanding of the company’s financial performance.
General and administrative expenses before non-cash and other items is a non-GAAP measure. This measure is used by management to evaluate the efficiency of the core operations and to assist management in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that were impacted at the sale of the company to an affiliate of 3G Capital, the application of acquisition accounting and our restructuring initiatives.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited)
Reconciliations for EBITDA, Adjusted EBITDA, adjusted income tax expense, adjusted net income and net debt to Adjusted EBITDA ratio are as follows:

	Successor	Predecessor
	Three Months Ended June 30,
	2011	2010
	(In millions)
EBITDA and Adjusted EBITDA
Net income	$42.8	$49.0
Interest expense, net	47.3	12.0
Income tax expense	13.7	21.8
Depreciation and amortization	34.1	31.8

EBITDA	137.9	114.6
Adjustments:
Share-based compensation expense(1)	0.4	3.8
Other operating (income) expense, net(2)	0.3	(1.3)
Transaction costs(3)	0.3	—
Global restructuring and related professional fees(4)	11.7	—

Total adjustments	12.7	2.5

Adjusted EBITDA	$150.6	$117.1

	Successor	Predecessor
	Six Months Ended June 30,
	2011	2010
EBITDA and Adjusted EBITDA	(In millions)
Net income	$40.0	$90.0
Interest expense, net	97.8	23.9
Loss on early extinguishment of debt	19.6	—
Income tax expense	14.4	47.8
Depreciation and amortization	68.9	59.3

EBITDA	240.7	221.0
Adjustments:
Share-based compensation expense(1)	0.6	8.1
Other operating (income) expense, net(2)	5.3	(5.8)
Transaction costs(3)	1.1	—
Global restructuring and related professional fees(4)	23.9	—

Total adjustments	30.9	2.3

Adjusted EBITDA	$271.6	$223.3

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited)

	Twelve Months Ended
	June 30, 2011(5)	December 31, 2010(5)
EBITDA and Adjusted EBITDA	(In millions)
Net income	$1.5	$55.5
Interest expense, net	173.3	99.5
Loss on early extinguishment of debt	19.6	—
Income tax expense	1.8	36.7
Depreciation and amortization	139.2	123.9

EBITDA	335.4	315.6
Adjustments:
Share-based compensation expense(1)	6.6	14.1
Other operating (income) expense, net(2)	(10.0)	(21.1)
Transaction costs(3)	44.3	—
Global restructuring and related professional fees(4)	125.6	144.9

Total adjustments	166.5	137.9

Adjusted EBITDA	$501.9	$453.5

	Successor	Predecessor
	Three Months Ended June 30,
	2011	2010
Adjusted net income	(In millions)
Net income	$42.8	$49.0
Income tax expense	13.7	21.8

Income before income taxes	56.5	70.8
Adjustments:
Other operating (income) expense, net(2)	0.3	(1.3)
Transaction costs(3)	0.3	—
Global restructuring and related professional fees(4)	11.7	—
Total adjustments	12.3	(1.3)
Adjusted income before income taxes	68.8	69.5

Adjusted Income tax expense (6)	18.5	21.3

Adjusted net income	$50.3	$48.2

	Successor		Predecessor
	Six Months Ended June 30,
	2011		2010
Adjusted net income	(In millions)
Net income	$40.0		$90.0
Income tax expense	14.4		47.8

Income before income taxes	54.4		137.8
Adjustments:
Other operating (income) expense, net(2)	5.3		(5.8)
Transaction costs(3)	1.1		—
Global restructuring and related professional fees(4)	23.9		—
Loss on early extinguishment of debt	19.6		—
Total adjustments	49.9		(5.8)
Adjusted income before income taxes	104.3		132.0

Adjusted Income tax expense (6)	33.9		45.5

Adjusted net income	$70.4		$86.5

	As of		As of
	June 30,		December 31,
	2011		2010
Net debt to Adjusted EBITDA	(In millions, except ratios)
Long Term Debt, net of current portion	$2,692.3		$2,652.0
Capital leases, net of current portion	97.2		63.7
Current portion of long term debt and capital leases	30.6		32.9

Total Debt	2,820.1		2,748.6
Cash and cash equivalents	282.2		207.0
Net debt	2,537.9		2,541.6
TTM Adjusted EBITDA(5)	501.9		453.5

Net debt/TTM Adjusted EBITDA	5.1	x	5.6	x

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited)
(1)	Share-based compensation expense relates to expense for stock option plans, restricted stock units and restricted stock awards for our employees and directors of the company. We recognize stock-based compensation cost based on the grant date estimated fair value of each award, net of estimated forfeitures, over the employee’s requisite service period, which is generally the vesting period of the equity award.

(2)	Represents income and expenses that are not directly derived from our primary business such as gains and losses on asset and business disposals, write-offs associated with company restaurant closures, impairment charges, charges recorded in connection with acquisitions of franchise operations, gains and losses on currency transactions, gains and losses on foreign currency forward contracts and other miscellaneous items.

(3)	Represents expenses incurred related to the sale of the company.

(4)	Represents severance benefits, other severance-related costs and related professional fees incurred in connection with the company’s global restructuring efforts, the voluntary resignation severance program offered for a limited time to eligible employees based at its Miami headquarters and additional reductions in corporate and field positions in the U.S.

(5)	As previously reported by the company, on October 19, 2010, an affiliate of 3G Capital acquired all of the outstanding equity of the company. Accounting principles generally accepted in the United States require operating results for the company prior to the October 19, 2010 acquisition to be presented as Predecessor’s results in the historical financial statements. Operating results for the company subsequent to the October 19, 2010 acquisition are presented as Successor results in our historical financial statements. References to the twelve months ended June 30, 2011, relate to the combined results of the July 1, 2010 through October 18, 2010 results for the Predecessor and October 19, 2010 through June 30, 2011 results for the Successor. References to the twelve months ended December 31, 2010, relate to the combined results of the January 1, 2010 through October 18, 2010 results for the Predecessor and October 19, 2010 through December 31, 2010 results for the Successor. We believe that the discussion of our combined results allow a more meaningful way to discuss our performance.

(6)	Adjusted income tax expense for the three and six months ended June 30, 2011 and 2010 is calculated using the company’s actual tax rate for all items with the exception of the adjustments listed above to which a U.S. federal and state statutory tax rate of 39.0% and 38.8%, respectively, has been applied.

Burger King Holdings, Inc. and Subsidiaries
Supplementary Data
(Unaudited)
Company Restaurant Margin

	Successor		Predecessor
	Three Months Ended June 30,
	2011		2010
	(In millions, except %’s)
		% of		% of
		Company		Company
		Restaurant		Restaurant
	$	Revenues	$	Revenues
Company restaurant expenses:
Food, paper and product costs	$135.4	32.3%	$147.2	32.4%
Payroll and employee benefits	122.2	29.2%	139.3	30.7%
Occupancy and other operating costs:
Depreciation and amortization	21.3	5.1%	23.9	5.3%
Other occupancy and operating costs	89.5	21.4%	95.3	21.0%

Total occupancy and other operating costs	110.8	26.4%	119.2	26.2%

Total Company restaurant expenses	368.4	87.9%	405.7	89.3%

Company restaurant margin	$50.6	12.1%	$48.4	10.7%

Company Restaurant Margin

	Successor		Predecessor
	Six Months Ended June 30,
	2011		2010
	(In millions, except %’s)
		% of		% of
		Company		Company
		Restaurant		Restaurant
	$	Revenues	$	Revenues
Company restaurant expenses:
Food, paper and product costs	$262.4	32.3%	$285.2	31.9%
Payroll and employee benefits	242.2	29.8%	277.5	31.1%
Occupancy and other operating costs:
Depreciation and amortization	42.7	5.3%	44.1	4.9%
Other occupancy and operating costs	176.8	21.8%	188.3	21.1%

Total occupancy and other operating costs	219.5	27.0%	232.4	26.0%

Total Company restaurant expenses	724.1	89.2%	795.1	89.0%

Company restaurant margin	$87.5	10.8%	$98.2	11.0%

Burger King Holdings, Inc. and Subsidiaries
Supplementary Data
(Unaudited)
Reconciliations for total general and administrative expenses and general and administrative expenses before non-cash and other items are as follows:

	Successor	Predecessor
	Three Months Ended June 30,
	2011	2010	% Change
	(In millions, except %’s)
Selling expenses	$20.5	$22.7	(10)%

General and administrative expenses before non-cash and other items:	62.4	88.0	(29)%

Share-based compensation(1)	0.4	3.9	(90)%
Depreciation and amortization	10.7	6.5	65%
Transaction costs(3)	0.3	—	NM
Global restructuring and related professional fees(4)	11.7	—	NM

Total general and administrative expenses	85.5	98.4	(13)%

Selling, general and administrative expenses	$106.0	$121.1	(12)%

NM — not meaningful

	Successor	Predecessor
	Six Months Ended June 30,
	2011	2010	% Change
	(In millions, except %’s)
Selling expenses	$39.5	$44.3	(11)%

General and administrative expenses before non-cash and other items:	125.4	173.5	(28)%

Share-based compensation(1)	0.6	8.1	(93)%
Depreciation and amortization	21.7	13.0	67%
Transaction costs(3)	1.1	—	NM
Global restructuring and related professional fees(4)	23.9	—	NM
Total general and administrative expenses	172.7	194.6	(11)%

Selling, general and administrative expenses	$212.2	$238.9	(11)%

NM — not meaningful